UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September  2, 2022

Commission file number 000-51886

MAX SOUND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	26-3534190
(State of Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Road # 802, San Diego, California, 92130

(Address of principal executive offices including zip code)

800-327-6293

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This disclosure relates to Max Sound Corporation (the “Company”)

Item 8.01 Other Events

September 2, 2022

Welcome MAX-D Shareholders.

This summary page of the following timely current and emerging MAX-D business will be updated and have a sign up which will notify everyone whenever we have anything we deem important under Reg FD –

These Categories are all being first released and then will be periodically updated at https://MAXDandBeyond.com by Midnight Pacific Time on September 2, 2022

Technology and Deals

2022 MAXD HD AUDIO TECH Release date

2022 IGA Database Licensing Rights

ANIME Development & Distribution

Revenue and Income Events

First Income has begun on InGround Assets

Details will be provided and Expectations

AVAILABLE USE and LICENSING Of Value Assets to MAX-D

HD AUDIO SOURCE CODE

BIOMETRIC MAXD

IGA Database

MEXICO Properties

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Significant New Legal Opportunities

VECHERY KAPP Multiple Pre-Meditated Frauds Documented

Next Week to Bring in Sanctions Against Vechery For Every Case Being Filed Illegally

NEW MAXD COUNSEL TEXAS PREPARING EMERGENCY ORDER

EMERGENCY ORDER with Multi-million-dollar Expert Valuation Damage Report

Positive Feedback on The Basis For Separate Criminal Prosecutions

VECHERY FIVE DECADE HISTORY OF FAILURES

RELEASE OF VECHERY FAMILY TRUST DOC

VECHERY’S LOSING MORE THAN 100 MILLION AND THE BAD VENTURES INVOLVED

VECHERY AND HIS MAJOR ENVOLVEMENT IN THE RAMONE DASSAGE PONZI SCHEME

NEW MAXD CLASS ACTION COUNSEL Being Negotiated

References:

https://ChannelGreg.com

Some Career Milestones presented as diverse multimedia.

I’ve been quite active in my career helping bring better rules to the capital markets that support small business as well as those of us dreamers with a great passion for free market independence.

As the inventor in 1998 of the very first online crowdfunding, receiving nearly three million dollars in a week via the old Reg-A offering, our journey has been a wild unpredictable ride. Yet, as I’m about to demonstrate, the chaos has positioned MAXD for increased success and opportunity that happily is evolving more every day.

I’ve made my default career habit to follow the rules, while simultaneously innovating and helping regulators out when called upon. Overall, today I believe in our small business regulators.  The Offices - The Ombudsman and Advocate for Small Business Capital Formation are doing the very best work possible and were both outlined and recommended by me in my 2001 Testimony to The House Subcommittee on Finance, Oversight and Investigations under a great friend Congressman Michael Oxley who supported me and believed in my bi-partisan efforts to make funding more accessible to the now more than 30 million underdogs and hopeless dreamers like myself who otherwise would have never had a chance to pioneer their innovations.

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Below this introduction, I will bullet point everything that is critical for ANY investing position in MAX-D today according to me. I will reveal what items are happening with MAX-D that I classify as actual business old and new – If available a current income value and or future projected numbers.

And each discussion we’ll be these three topics:

1) Is great for MAX-D. 2) Challenges that may have to be overcome. 3) You decide (or WTF)

Earlier in 2022, I stated actual forecast numbers, and also for accounting entries, I mandated that no asset will be valued first and later subject to write downs. Instead, Asset Value will occur proportional to bottom-lined income. This just makes way more sense to small business. Either way, we would hope it is seen as the positive it is and love to receive a No-Action going forward.

As MAX-D’s Founder, Chairman, CEO, CFO, and Super Majority Shareholder. If you have followed my 43-year career of monumental technology paradigm shifts, then at the least you know by now, I have always been a fighter for the little guy. I am the underdog. We are the Underdogs. I can now clearly see this final leg of the long strange and beautiful journey. I see it as a really fun fight, and I am confident we will win it all.

Truly Yours,

Gregory J. Halpern

Featuring Current Summary of Existing Business Items, Related Financial Gains, Forecasts Reported, and Developing Business Opportunities, Current summary of pending, anticipated and planned legal matters, Current Summary of Other  This content will be provided without any risk factors because I already sign off and certify to its accuracy. It will be produced in various forms beginning with this 8K and linked to the periodically updated page, the content is intended to be clearer and easier to understand for risk investors who are getting the most economical risk-reward ration.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: September 2, 2022	By:	/s/ Greg Halpern
	Name:	Greg Halpern
	Title:	Chief Executive Officer

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